Exhibit 99.1

omniQ Announces Initial Order For a Major US Casual Fast-Food Chain with 800+ locations for Q Shield™, omniQ’s Integrated AI – Machine Vision System.

OMNIQ CORP. (NASDAQ: OMQS) a provider of Supply Chain and Artificial Intelligence (AI)-based Machine Vision solutions, has received an initial purchase order from a Major American Casual Fast-Food Chain with 800+ locations.

The initial Purchase Order includes both hardware and AI based software. The technology will record and provide real time and historical consumption information to staff playing a crucial role in helping the locations drive improved customer service and revenue growth. In addition, Q Shield™ will provide its AI security enforcement function, better securing each location.

Shai Lustgarten, CEO commented “After penetrating the retail sector with our Artificial Intelligence solution Q Shield™, we are eager to extend our reach even further into casual fast-food drive-throughs. This multi-Billion Dollar sector is highly competitive, and chains are looking for ways to stay ahead of their competitors as well as grow. Utilizing omniQ’s technology will provide tools to better understand consumers consumption habits while improving each unique customers interaction. Retail and Restaurants represent new and promising markets for our AI based technology. This technology will be part of the CRM (Customer Relationship Management) system allowing for dynamic decisions based on each unique customer visit. Together with Q Shield’s™ security enforcement in each location, our total solution is unparallel and a unique offering. This first of a kind integration will also include vital data collection services providing a more complete solution.”

omniQ’s AI based proprietary technology is already proven for public safety, crime, terror prevention, automation of parking, access control and law enforcement. With over 20,000 units deployed worldwide including major Airports in the US, multiple sensitive zones in the Middle East and several cities in the US omniQ is well positioned.

Lustgarten continued: “Based on the quality of our solution, the growing need for dynamic customer data and the vast size of the market, we believe both the retail and casual fast-food markets are two promising potential growth engines. The current employment environment is challenging to all industries especially the retail and restaurant sector. Companies are looking for ways to handle fewer employees while improving the level of customer service. We are thrilled to be bringing our proprietary AI based solution into the casual fast-food industry as part of our strategic plan, helping to alleviate pressures many companies are facing today while improving the customer experience.”

This order follows the recent announcements of projects and purchase orders including the receipt of a $29 Million project for supply chain equipment from a Fortune 100 corporation, the award of an $11 Million project for the Government of Israel and the award of $4.1 Million for supply chain and data collection systems, resulting in all-time backlog of orders and projects.

About OMNIQ Corp:

OMNIQ Corp. provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications. The technology and services provided by the Company help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $79 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023. For more information please visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Examples of forward-looking statements include, among others, statements made in this press release regarding the closing of the private placement and the use of proceeds received in the private placement. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Contact:

Corporate Contact
Koko Kimball
(385) 758-9241
IR@omniq.com